As filed with the Securities and Exchange Commission on April 28, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2056195 (I.R.S. Employer Identification Number)
2225 Lawson Lane
Santa Clara, California 95054
(408) 501-8550
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William R. McDermott
President and Chief Executive Officer
ServiceNow, Inc.
2225 Lawson Lane
Santa Clara, CA 95054
(408) 501-8550
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Russell S. Elmer, Esq. General Counsel ServiceNow, Inc. 2225 Lawson Lane Santa Clara, California 95054 (408) 501-8550	Gordon K. Davidson, Esq. Dawn H. Belt, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)(2)	Amount to be Registered (3)(4)	Proposed Maximum Offering Price Per Security (3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (5)
Common Stock, par value $0.001 per share		$	$	$
Preferred Stock, par value $0.001 per share
Debt Securities
Warrants
Total		$	$	$
(1)Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)Subject to note (1), an indeterminate amount of these securities may be senior or subordinated.
(3)Omitted pursuant to Form S-3 General Instruction II.E.
(4)An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units.
(5)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act of 1933, as amended.

PROSPECTUS

SERVICENOW, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants

We may, from time to time, offer to sell common stock, preferred stock, debt securities or warrants. We refer to our common stock, preferred stock, debt securities and warrants collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered.
In addition, from time to time, the selling securityholders to be named in a prospectus supplement may offer our securities. We will not receive any of the proceeds from the sale of securities by the selling securityholders.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities to be offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be set forth in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in any of the securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers, or through other means, on a continuous or delayed basis. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or may be calculable from the information set forth, in the accompanying prospectus supplement.
Our common stock is listed on The New York Stock Exchange under the symbol “NOW.”
Investing in our securities involves a high degree of risk. You should carefully consider the “Risk Factors” which may be included in any prospectus supplement or which are incorporated by reference into this prospectus and described under the heading “Risk Factors” beginning on page 1.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 28, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this process, we and/or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference.” We have not authorized anyone to provide you with different or additional information.
This prospectus only provides you with a general description of the securities that we may offer. Each time we or the selling securityholders sell securities pursuant to this prospectus, we or the selling securityholders, as the case may be, will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, the selling securityholders. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement.
If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.
The information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date thereof, unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless expressly indicated or the context requires otherwise, the terms “ServiceNow,” “we,” “us,” and “our” in this prospectus, in any accompanying prospectus supplement, or the documents incorporated by reference refer to ServiceNow, Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries as of the date of this prospectus.

SERVICENOW, INC.

ServiceNow’s purpose is to make the world of work, work better for people. We believe that people want the technology they use in their work to be more efficient and easier to use. We build applications to meet that demand by automating existing processes and creating efficient, digitized workflows with a consumer grade user experience. Our products and services enable the steps of a job to flow naturally across disparate departments, systems and processes of a business. ServiceNow delivers digital workflows on a single enterprise cloud platform called the Now Platform®. Our product portfolio is currently focused on providing Information Technology, Employee and Customer workflows in standardized product offerings. We also enable our customers to design and build their own custom workflow applications using our Creator workflows, formerly called the Now Platform App Engine, and to integrate those applications with third-party systems through our IntegrationHub.

We were incorporated as Glidesoft, Inc. in California in June 2004 and changed our name to Service-now.com in February 2006. In May 2012, we reincorporated in Delaware as ServiceNow, Inc. Our principal executive offices are located at 2225 Lawson Lane, Santa Clara, California 95054, and our telephone number is (408) 501-8550. Our website is http://www.servicenow.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

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FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section incorporated by reference herein. Moreover, we operate in a highly competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. General corporate purposes may include acquisitions, repayment of debt, investments, additions to working capital, capital expenditures, repurchases of common stock and advances to or investments in our subsidiaries. Pending the use of net proceeds, we intend to invest these funds in investment-grade, interest-bearing securities, or hold as cash. We will not receive any of the proceeds from the sale of securities by selling securityholders.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference.

PLAN OF DISTRIBUTION
We and any selling securityholder may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•to or through underwriters;
•    on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•    in the over-the-counter market;
•    in transactions other than on these exchanges or systems or in the over-the-counter market;
•    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
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•    block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•    an exchange distribution in accordance with the rules of the applicable exchange;
•    privately negotiated transactions;
•    a combination of any of these methods of sale; and
•    any other method permitted pursuant to applicable law.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF SECURITIES

We may offer shares of common stock, preferred stock, debt securities or warrants. We will set forth in the accompanying prospectus supplement a description of the common stock, preferred stock, debt securities or warrants that may be offered under this prospectus. Each time we offer securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, information about the selling securityholders, will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless otherwise stated in any accompanying prospectus supplement, Fenwick & West LLP, Mountain View, California, will opine as to the legality of the securities offered under this prospectus. As appropriate, legal counsel representing any underwriters, dealers, agents or selling securityholder will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Item 9A. Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of ServiceNow, Inc. for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information required to be included. This means that we can disclose important information to you by referring you to those documents where the information resides. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus (other than information “furnished” under any current report or otherwise “furnished” to the SEC, and XBRL-related information, unless otherwise stated) until the termination of the registration statement of which this prospectus is a part:
•Our Annual Report on Form 10-K filed with the SEC on February 12, 2021 for the year ended December 31, 2020;
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2021;
•Our Current Reports on Form 8-K filed with the SEC on January 14, 2021 and April 16, 2021 (other than information “furnished” and not deemed to be “filed” in such Current Reports);
•Our Quarterly Report on Form 10-Q filed with the SEC on April 29, 2021 for the quarter ended March 31, 2021; and
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•The description of our common stock as set forth in our registration statement on Form 8-A (File No. 001-35580), which was filed on June 19, 2012 pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.4 to our Annual Report on Form 10-K filed with the SEC on February 20, 2020 for the year ended December 31, 2019, including any subsequent amendments or reports filed for the purpose of updating such description.
You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits (except to the extent such exhibits are specifically incorporated by reference into such documents), free of charge by contacting our investor relations department at our principal executive offices located at 2225 Lawson Lane, Santa Clara, California 95054, telephone number (408) 501-8550, or through our website at www.servicenow.com. Information contained on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy, registration and information statements and other information regarding registrants like us that file electronically with the SEC.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any applicable prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described under “Information Incorporated by Reference” above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.
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SERVICENOW, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants

PROSPECTUS

April 28, 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

Amount to be Paid
SEC registration fee	$ *
Blue Sky expenses	**
FINRA filing fees	**
The New York Stock Exchange listing fee	**
Transfer Agent and registrar fee	**
Printing costs	**
Legal fees and expenses	**
Trustee fees and expenses	**
Accounting expenses	**
Miscellaneous costs	**
Total	$ **
_____________________
*    In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered.
**    To be provided as applicable by amendment or in a filing with the SEC pursuant to the Exchange Act, and incorporated herein by reference.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•    any breach of the director’s duty of loyalty to the Registrant or its stockholders;
•    acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•    under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or
•    any transaction from which the director derived an improper personal benefit.
As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:
•    the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•     the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;
•     the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and
•     the rights conferred in the bylaws are not exclusive.

The Registrant has entered into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation, as amended, and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation, as amended, restated bylaws, and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant currently carries liability insurance for its directors and officers.

ITEM 16.    EXHIBITS
The following exhibits are filed as part of this registration statement:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
4.1	Restated Certificate of Incorporation, as amended, of the Registrant as currently in effect	8-K	001-35580	3.1	6/19/2020
4.2	Restated Bylaws of the Registrant as currently in effect	8-K	001-35580	3.2	6/19/2020
4.3	Indenture, dated August 11, 2020, by and between the Registrant and Wells Fargo Bank, National Association	8-K	001-35580	4.1	8/11/2020
4.4	First Supplemental Indenture (including Form of Note), dated August 11, 2020, by and between the Registrant and Wells Fargo Bank, National Association	8-K	001-35580	4.2	8/11/2020
4.5	Form of Common Stock Certificate	S-1/A	333-180486	4.1	6/19/2012
4.6*	Form of Preferred Stock Certificate
4.7*	Form of Warrant Agreement (including Form of Warrant Certificate)
4.8*	Form of Debt Securities
4.9	Description of Registrant’s Securities Registered Under Section 12 of the Exchange Act	10-K	001-35580	4.4	2/20/2020
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X
23.2	Consent of Fenwick & West LLP (included in its opinion filed as Exhibit 5.1 hereto)					X
24.1	Power of Attorney (included on the signature page of this Registration Statement)					X
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, dated as of July 30, 2020	8-K	001-35580	25.1	8/11/2020
_____________________
*    To be filed by amendment, as an exhibit to a report on Form 8-K under the Exchange Act or by other applicable filing with the SEC, and incorporated herein by reference.

ITEM 17.    UNDERTAKINGS
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i),(ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)     each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 28, 2021.

ServiceNow, Inc.
By:	/s/ William R. McDermott
Name:	William R. McDermott
Title:	President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. McDermott and Gina Mastantuono, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William R. McDermott	President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2021
William R. McDermott

/s/ Gina Mastantuono	Chief Financial Officer (Principal Financial Officer)	April 28, 2021
Gina Mastantuono

/s/ Fay Sien Goon	Chief Accounting Officer (Principal Accounting Officer)	April 28, 2021
Fay Sien Goon

/s/ Frederic B. Luddy	Chairman of the Board of Directors	April 28, 2021
Frederic B. Luddy

/s/ Susan L. Bostrom	Director	April 28, 2021
Susan L. Bostrom

/s/ Teresa Briggs	Director	April 28, 2021
Teresa Briggs

/s/ Jonathan C. Chadwick	Director	April 28, 2021
Jonathan C. Chadwick

/s/ Paul E. Chamberlain	Director	April 28, 2021
Paul E. Chamberlain

/s/ Lawrence J. Jackson, Jr.	Director	April 28, 2021
Lawrence J. Jackson, Jr.
/s/ Jeffrey A. Miller	Director	April 28, 2021
Jeffrey A. Miller

/s/ Anita M. Sands	Director	April 28, 2021
Anita M. Sands

/s/ Dennis M. Woodside	Director	April 28, 2021
Dennis M. Woodside